UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 22, 2005
(Date of Report (Date of Earliest Event Reported))

WM.WRIGLEY JR. COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue Chicago, Illinois		60611

(Address of principal executive Offices)		(Zip Code)

(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Wm. Wrigley Jr. Company (the “Company”) in connection with the matters described herein.

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 17, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a restricted stock program called the Wm. Wrigley Jr. Company Restricted Stock Program (the “Program”) under the existing shareholder-approved 1997 Management Incentive Plan (as amended). Essentially, the Program provides for award of restricted shares or restricted share units by either the Committee or the Company’s Chief Executive Officer (under the Committee’s authorization) to certain eligible employees upon attaining certain established performance levels to be determined by the Committee. The said Program is attached to this report as Exhibit 99.1 and contains the material terms and conditions of awards under the Program.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS.

	(c)	Exhibits

		99.1	Wm. Wrigley Jr. Company Restricted Stock Program, effective as of February 17, 2005, containing the material terms of the Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY

	By:	/s/ HOWARD MALOVANY

	Name:	Howard Malovany
	Title:	Vice President, Secretary and General Counsel
Date: February 22, 2005

INDEX TO EXHIBITS

(99)	ADDITIONAL EXHIBITS

	99.1	Wm. Wrigley Jr. Company Restricted Stock Program, effective as of February 17, 2005.

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